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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported): June 30, 2001

AREMISSOFT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-25713	68-0413939
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)
Two Meridian Crossings Minneapolis, MN (Address of principal executive offices)		55423 (Zip Code)

(612) 851-1900
(Registrant's telephone number, including area code)

Sentry Office Plaza
216 Haddon Avenue, Suite 607
Westmont, New Jersey 08108
(Former name or former address if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

SEC Investigation and Proceeding

    On July 31, 2001, AremisSoft Corporation (the "Company") announced that it was cooperating with a Securities and Exchange Commission ("SEC") investigation into, among other things, the Company's contracts with the National Health Insurance Fund of Bulgaria ("NHIF"). After commencement of the SEC investigation, AremisSoft engaged outside accountants to review cash receipts from the Bulgarian contracts. Based upon this review, AremisSoft was able to confirm receipt of only $1.7 million from the NHIF, while it had recognized a total of $7.1 million of revenue on these contracts during 2000. AremisSoft also asked outside counsel to review the contracts with the NHIF to further determine the size and scope of the contracts. Based upon this review, AremisSoft believes that it was awarded the first two phases of the contracts, worth approximately $3.9 million in revenue (based on exchange rates in existence on the date of signing), but that the other phases of the contracts are contingent on a number of events.

    In part because of the SEC investigation, because of irregularities that became apparent during the review of the NHIF contracts, and because of the officer and director changes referenced below, in August 2001 AremisSoft engaged Deloitte & Touche to conduct forensics work relating to its Cyprus-based Emerging Markets Group ("EMG"), an operating group managed by executives who have since left its employ. The Company's Board of Directors also created a Special Litigation Committee, comprised of its three outside directors, to work with the Company's counsel and Deloitte & Touche.

    In September 2001 the Company announced that, based on available information, it had concluded that, in addition to the previously reported issues relating to the Bulgarian contracts, there are financial and accounting irregularities relating to revenue recognition in the EMG. The Company is unable to substantiate the approximately $90 million of consolidated revenue reported by the EMG in 2000 or the expenses associated with the EMG or its Cyprus operations. Additionally, the Company concluded that its acquisitions of e-nnovations.com, E-ChaRM India Pvt Ltd and Denon International Ltd, companies identified and evaluated by executives in the EMG, were recorded at values not substantiated by information developed in the investigation. The Company's counsel is continuing to investigate who is responsible for these financial and accounting irregularities and whether any funds were misappropriated from the Company in connection with the three acquisitions. It is anticipated that the Company's investigation will near completion by year end. The Company expects that previously released prior period financial statements would require substantial adjustments because of the facts derived from this investigation and that those adjustments could result in losses in prior periods.

    On October 4, 2001, the SEC filed suit in the Southern District of New York against the Company, and against Roys Poyiadjis and Lycourgos Kyprianou, former Co-Chief Executive Officers of the Company, alleging that the defendants overstated the value of the Company's contracts, revenues and recent acquisitions, and that the two former officers engaged in insider trading. On October 19, 2001, the Company, without admitting or denying any of the allegations in the suit, consented to the entry of a preliminary injunction enjoining it from violating certain securities laws pending the outcome of the litigation. On the same date the court entered an order preliminarily enjoining Mr. Poyiadjis and Dr. Kyprianou from further violations of securities laws, freezing their assets derived from the sale of AremisSoft stock, and requiring them to account for and repatriate such assets to the United States. The order does not freeze the assets of the Company or otherwise affect its business operations. The Company continues to cooperate with the SEC in connection with its investigation and lawsuit.

    The Company is also aware that the Office of the United States Attorney for the Southern District of New York has commenced an investigation relating to the irregularities cited in the SEC proceedings, including the insider trading allegations. The Company is cooperating with such investigation and lawsuit.

Civil Suits

    (1)  Delaware Derivative Action.  On June 8 and June 11, 2001, Plaintiffs Thomas Malagisi and Jeffrey Munic respectively brought shareholders' derivative suits in Chancery Court for the State of Delaware, alleging that several of AremisSoft's Directors and former Directors (including Lycourgos K. Kyprianou, Roys Poyiadjis, Dann V. Angeloff, H. Tate Holt, George Papadopoulos, John Malamas, Noel Voice, George H. Ellis, and Theodore S. Fessas—AremisSoft Corporation was a Nominal Defendant) had breached their fiduciary duties to the Corporation. The claims were consolidated on July 12, 2001 as In Re AremisSoft Corporation Derivative Litigation (Consolidated Civil Action No. 18954), and dismissed by the Plaintiffs on October 25, 2001.

    (2)  New Jersey Derivative Action.  David Weir, a common stock holder, brought a shareholders' derivative suit against several of AremisSoft's Directors and former Directors, including its Audit Committee members, (including Kyprianou, Poyiadjis, Michael Tymvios, Dann V. Angeloff, H. Tate Holt, Stan J. Patey, George Papadopoulos, John Mamalas, and Paul I. Bloom), in the United States District Court for New Jersey on August 10, 2001 (Civil Action No. 01-CV-3819). The complaint alleges that all Director Defendants are liable for intentional or reckless beach of fiduciary duty, and gross mismanagement, and further that the Audit Committee breached a distinct fiduciary duty in failing to perform its "crucial watchdog functions." To the Company's knowledge, the Company is the only Defendant that has been served with the complaint in this action. Plaintiff has requested a jury trial, and seeks the removal and replacement of Defendants as Directors of the Company and the appointment of a receiver to manage the Company until new Directors are elected; a declaration that Defendants have breached their fiduciary duties; compensatory and punitive damages with interest; and costs.

    (3)  New Jersey Securities Class Action.  Gunner Torderlund brought a Class Action Complaint against AremisSoft, Lycourgos Kyprianou and Roys Poyiadjis in Federal District Court for the District of New Jersey, on May 24, 2001. Six similar Class Action Complaints followed. The class asserted in each Complaint includes all persons who purchased AremisSoft common stock (or, for Plaintiffs Keystone Trading Partners and Ben Burgoyne, AremisSoft securities) between December 17, 1999 and May 17, 2001. Plaintiffs allege that the Defendants violated § 10(b) of and Rule 10b-5 under the Exchange Act and additionally that the individual Defendants are liable as controlling persons under § 20(a) of that Act. The various plaintiffs stipulated among themselves as to the appointment of lead plaintiffs (now George D. Bjurman and Associates, Ralph DeLuca, Keystone Trading Partners, and Andy Win) and lead counsel, and successfully moved to consolidate the actions on August 27, 2001. The action is now styled In Re AremisSoft Corporation Corp. Securities Litigation (Civil Action No. 01-CV-2486). There have been no further proceedings.

SoftBrands

    On October 16, 2001, the Company incorporated SoftBrands, Inc. as a wholly owned subsidiary. The Company intends to consolidate its vertical software and development activities under SoftBrands in part to segregate those operations from the current legal and financial reporting issues that face AremisSoft.

Changes in Executive Officers and Directors

Departing Officers and Directors:

  Dr. Lycourgos Kyprianou, former Chairman and Co-Chief Executive Officer, "retired" and relinquished all positions as an officer or director of the Company effective as of July 31, 2001 but was appointed to the honorary position of "Founding Chairman" at that time. On September 28, 2001, the Company withdrew the honorary title and Dr. Kyprianou is no longer associated with the Company.

  Effective July 25, 2001, Michael Tymvious resigned his position as Chief Financial Officer and Director of the Company, citing health reasons.

  On August 14, 2001, the Company announced the resignation of MC Mathews, President of the Emerging Markets Group, as well as several key employees in the Company's India-based operations.

  On September 30, 2001, Roys Poyiadjis, former Co-Chief Executive Officer and director, resigned and relinquished all positions as an officer or director of the Company citing personal reasons.

The Company believes that important financial information relating to its Emerging Markets Group may be missing or in the possession of Dr. Kyprianou, Mr. Tymvious or Mr. Matthews. The Company has not been able to obtain from these individuals the financial information needed to complete or verify the EMG financial statements.

  On June 15, 2001, John Malamas resigned as a director of the Company and on June 22, 2001 George Papadopoulos resigned as a director of the Company. Mr. Malamas and Mr. Papadopoulos were representatives of Info-quest, a significant investor in the Company.

New Directors and Officers

  Effective July 31, 2001, Paul I. Bloom, formerly Executive Vice President—Corporate Development of the Company, was appointed President and Chief Operating Officer of the Company and elected to its Board of Directors. Upon the establishment of SoftBrands, Inc., Mr. Bloom assumed the role of Senior Vice President—Corporate Development of SoftBrands and has resigned his other positions.

  Effective August 1, 2001, David G. Latzke, formerly Chief Financial Officer of Fourth Shift Corporation, a publicly held software company acquired by the Company in April 2001, was appointed Chief Financial Officer of the Company to take the position vacated by Michael Tymvios.

  Effective October 1, 2001, the Company appointed George Ellis Chief Executive Officer and Chairman of the Board. Mr. Ellis had been a strategic planning consultant and officer of the Communities Foundation of Texas, Inc. from 1996 until he joined the Company and the Executive Vice President and Chief Financial Officer of Sterling Software, Inc., from 1985 to 1996. Mr. Ellis is a CPA and a licensed attorney in the state of Texas. Mr. Ellis served as a director on the AremisSoft Corporation board from April 1999 through February 2001.

As a result of these changes the current directors of the Company consist of:

Name	Director Since
H. Tate Holt	April 1999
Stan J. Patey	February 2001
Dann V. Angleoff	April 1999
George Ellis	October 2001

The current Executive Officers of the Company consist of:

Name	Position
George Ellis	Chief Executive Officer
David Latzke	Executive Vice President and Chief Financial Officer

Quarterly Reports on Form 10-Q and Financial Information

    The Company has not filed its quarterly reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001 because the financial information relating to the Emerging Markets Group and Cyprus corporate subsidiary necessary to complete the financial statements that form the basis of such reports is unknown and unavailable to the Company. The Company hopes to be in a better position to provide more financial information by the end of the current calendar year and intends to work with the SEC to the extent certain financial information remains unavailable.

Nasdaq Delisting

    Because it failed to timely file its quarterly report on form 10-Q for the quarter ended June 30, 2001, the Company was delisted from the Nasdaq Stock Market effective August 30, 2001.

Recapitalization Plan

    The Company has terminated the proposal relating to a recapitalization plan announced on July 6, 2001, and has withdrawn filings made with the SEC (including a Schedule 13E-3) relating to such recapitalization plan.

Shareholder Rights Plan

    On October 16, 2001, the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (each, a "Right") for each share of common stock, $0.001 par value per share of the Company (the "Common Shares"). The dividend was payable on October 30, 2001 (the "Record Date") to the holders of record of Common Shares as of the close of business on such date. The rights are described in detail in the Company's Rights Agreement dated October 16, 2001 and in the Company's registration on Form 8-A filed with the SEC on October 23, 2001, the summary description of which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c) Exhibits

Exhibit Number	Description
99.1	Press Releases, dated July 31, August 14, September 28, October 1, 2001 and October 16, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AREMISSOFT CORPORATION
Date: November 29, 2001	/s/ DAVID G. LATZKE David G. Latzke, Chief Financial Officer

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SIGNATURES